Exhibit 99.1
Twilio Announces First Quarter 2023 Results

•First Quarter Revenue of $1.01 Billion, up 15% Year-Over-Year
•Surpassed 300,000 Active Customer Accounts in the First Quarter
SAN FRANCISCO--(BUSINESS WIRE)--May 9, 2023--Twilio (NYSE: TWLO), the customer engagement platform that drives real-time, personalized experiences for today’s leading brands, today reported financial results for its first quarter ended March 31, 2023.
“We’ve structured our business with the aim of enabling Twilio to operate profitably in any financial climate and our first quarter non-GAAP income from operations is a strong signal of our ability to do so,” said Jeff Lawson, Twilio’s Co-founder and CEO. “Despite a tough macro backdrop, we delivered first quarter revenue of $1.007 billion, representing 15% year-over-year growth, and drove significant efficiencies across the business. The operational and organizational changes we initiated in the first quarter are beginning to yield results — enabling our teams to execute with focus and the company to deliver an accelerated path to meaningful profitability.”

First Quarter 2023 Financial Highlights

•Revenue of $1.01 billion for the first quarter of 2023, up 15% year-over-year. Organic revenue grew 15% year-over-year.

•GAAP loss from operations of $264.1 million for the first quarter of 2023, compared with GAAP loss from operations of $217.8 million for the first quarter of 2022. First quarter GAAP loss from operations is inclusive of $121.9 million in severance and other expenses associated with the February restructuring and $21.8 million in lease impairment charges related to office closures.

•Non-GAAP income from operations of $103.8 million for the first quarter of 2023, compared with non-GAAP income from operations of $5.0 million for the first quarter of 2022.

•GAAP net loss per share attributable to common stockholders, basic and diluted, of $1.84 based on 186.4 million weighted average shares outstanding in the first quarter of 2023, compared with GAAP net loss per share attributable to common stockholders, basic and diluted, of $1.23 based on 180.9 million weighted average shares outstanding in the first quarter of 2022.

•Non-GAAP net income per share attributable to common stockholders, diluted, of $0.47 based on 188.7 million non-GAAP weighted average shares outstanding in the first quarter of 2023, compared with non-GAAP net income per share attributable to common stockholders, diluted, of $0.00 based on 184.5 million non-GAAP weighted average shares outstanding in the first quarter of 2022.

Key Metrics
•More than 300,000 Active Customer Accounts as of March 31, 2023 compared to more than 268,000 Active Customer Accounts as of March 31, 2022.

•Dollar-Based Net Expansion Rate of 106% for the first quarter of 2023 compared to Dollar-Based Net Expansion Rate of 127% for the first quarter of 2022. Results from acquisitions closed after January 1, 2022 do not impact the calculation of this metric in either period.

•6,766 employees as of March 31, 2023.
Share Repurchase Program

•In February Twilio announced the authorization of a share repurchase program pursuant to which Twilio may repurchase up to $1.0 billion of its outstanding Class A common stock. Twilio announced its intention to execute up to $500 million of this in the first six months of the program, subject to legal requirements, price, and economic market conditions. As of today, Twilio has completed repurchases representing approximately 25% of the total program amount. The program is set to expire on December 31, 2024.

Outlook
Twilio is initiating guidance for the second quarter ending June 30, 2023 and raising the low end of its non-GAAP income from operations range for fiscal year 2023, originally provided on February 15, 2023.

Q2 FY23 Guidance
Revenue (millions)	$980 - $990
Y/Y Growth	4% - 5%
Non-GAAP income from operations (millions)	$65 - $75
Non-GAAP diluted earnings per share (1)	$0.27 - $0.31
Non-GAAP weighted average diluted shares outstanding (millions)	186

FY23 Guidance
Non-GAAP income from operations (millions)	$275 - $350

(1) Non-GAAP diluted earnings per share guidance assumes no impact from volatility of foreign exchange rates.

Conference Call Information
Twilio posted prepared remarks on its investor relations website at https://investors.twilio.com. Twilio is hosting a Q&A conference call today, May 9, 2023, to discuss its first quarter 2023 financial results. The conference call will begin at 2:00 p.m. (PT) / 5:00 p.m. (ET), and investors and analysts should register for the call in advance by visiting https://conferencingportals.com/event/unKcrkys. A live webcast of the conference call, as well as a replay, will be available on the investor relations website.
Twilio uses its investor relations website, its Twitter feed (@twilio), and the Twitter feed of Twilio's Chief Executive Officer, Jeff Lawson (@jeffiel), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
About Twilio Inc.
Today's leading companies trust Twilio's Customer Engagement Platform (CEP) to build direct, personalized relationships with their customers everywhere in the world. Twilio enables companies to use communications and data to add intelligence and security to every step of the customer journey, from sales to marketing to growth, customer service and many more engagement use cases in a flexible, programmatic way. Across 180 countries and territories, millions of developers and hundreds of thousands of businesses use Twilio to create magical experiences for their customers. For more information about Twilio (NYSE: TWLO) visit www.twilio.com.
Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “can,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this press release and the accompanying conference call include, but are not limited to, statements about: Twilio’s future financial performance, including Twilio’s expected financial results, Twilio’s guidance, and Twilio’s Financial Framework and related commentary; Twilio’s expectations regarding when it will become profitable on GAAP and non-GAAP bases; Twilio’s anticipated strategies and business plans, including the expected costs and benefits of changes to Twilio’s operating model and organizational structure, Twilio’s September 2022 and February 2023 workforce reduction, and Twilio’s plans to achieve profitability, increase operating leverage and decrease discretionary expenses, including reducing Twilio’s global office footprint and stock-based compensation expense; Twilio's expectations regarding the impact of the divestiture of its IoT business on the business as a whole; Twilio’s expectations regarding its Data & Applications business, including new product releases, increased investment and go-to-market focus to capture market share, increase revenue growth and Twilio's expectations regarding its sales pipeline and bookings; Twilio’s expectations regarding its Communications business, including anticipated cash flows and strategy for streamlining the customer experience, including increased focus on self-service capabilities; Twilio's expectations regarding its ability to leverage generative AI; Twilio’s expectations regarding share repurchases, including the timing and amount of repurchases and impact on its balance sheet; and Twilio’s expectations regarding the impact of macroeconomic and industry conditions, the impact of such conditions on Twilio's customers, and Twilio's ability to operate in such conditions. You should not rely upon forward-looking statements as predictions of future events.
The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Twilio’s actual results, performance, or achievements to differ materially from those described in the forward-looking statements, including, among other things: Twilio’s ability to successfully implement its cost-saving initiatives and to capture expected efficiencies; Twilio’s ability to realize the anticipated benefits of changes to its operating model and organizational structure; the impact of macroeconomic uncertainties and market volatility; Twilio’s financial performance, including expectations regarding its results of operations and the assumptions underlying such expectations and ability to achieve and sustain profitability; Twilio’s ability to attract and retain customers; Twilio’s ability to compete effectively in an intensely competitive market; Twilio’s ability to comply with modified or new industry standards, laws and regulations applying to its business, and increased costs associated with regulatory compliance; Twilio’s ability to manage changes in network service provider fees and optimize its network service provider coverage and connectivity; Twilio’s ability to form and expand partnerships; and Twilio’s ability to successfully enter into new markets and manage its international expansion.
The forward-looking statements contained in this press release and the accompanying conference call are also subject to additional risks, uncertainties, and factors, including those more fully described in Twilio’s most recent filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its forthcoming Quarterly Report on Form 10-Q. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Twilio makes with the Securities and Exchange Commission from time to time. Moreover, Twilio operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release and the accompanying conference call.
Forward-looking statements represent Twilio’s management’s beliefs and assumptions only as of the date such statements are made. Twilio undertakes no obligation to update any forward-looking statements made in this press release or the accompanying conference call to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
Non-GAAP Financial Measures
In addition to financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying conference call include certain non-GAAP financial measures, including those listed below. We use these non-GAAP financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures may be helpful to investors because they provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of results of operations and assist in comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. We have included organic revenue growth because we believe it is useful in understanding the ongoing results of our operations. These non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered substitutes for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation of these measures to the most directly comparable GAAP measures is included at the end of this press release. Twilio has not provided the forward-looking GAAP equivalents for certain forward-looking non-GAAP measures presented in this press release and the accompanying conference call, or a GAAP reconciliation, as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results.
Non‑GAAP Gross Profit and Non‑GAAP Gross Margin. For the periods presented, Twilio defines non‑GAAP gross profit and non‑GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, adjusted to exclude stock-based compensation, amortization of acquired intangibles and payroll taxes related to stock-based compensation.
Non‑GAAP Operating Expenses. For the periods presented, Twilio defines non‑GAAP operating expenses (including categories of operating expenses) as GAAP operating expenses (and categories of operating expenses) adjusted to exclude stock-based compensation, amortization of acquired intangibles, loss on net assets held for sale, acquisition and divestiture related expenses, payroll taxes related to stock-based compensation, charitable contributions, restructuring costs, and impairment of long-lived assets.
Non‑GAAP Income (Loss) from Operations and Non‑GAAP Operating Margin. For the periods presented, Twilio defines non‑GAAP income (loss) from operations and non‑GAAP operating margin as GAAP loss from operations and GAAP operating margin, respectively, adjusted to exclude, as applicable, stock-based compensation, amortization of acquired intangibles, loss on net assets held for sale, acquisition and divestiture related expenses, payroll taxes related to stock-based compensation, charitable contributions, restructuring costs, and impairment of long-lived assets.

Non‑GAAP Net Income (Loss) Attributable to Common Stockholders and Non‑GAAP Net Income (Loss) Per Share Attributable to Common Stockholders. For the periods presented, Twilio defines non-GAAP net income (loss) attributable to common stockholders and non‑GAAP net income (loss) per share attributable to common stockholders, diluted (which is often referred to as “non-GAAP diluted earnings per share” or “non-GAAP profit per share”) as GAAP net loss attributable to common stockholders and GAAP net loss per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude share-based compensation, amortization of acquired intangibles, loss on net assets held for sale, acquisition and divestiture related expenses, payroll taxes related to stock-based compensation, amortization of debt discount and issuance costs, income tax benefit related to acquisition, charitable contribution, share of losses from equity method investee, restructuring costs, impairment of long-lived assets and impairment of strategic investments.
Organic Revenue. For the periods presented, Twilio defines organic revenue as GAAP revenue, excluding (i) revenue from each acquired or divested business and (ii) revenue from application-to-person (“A2P”) 10DLC fees imposed by major U.S. carriers on our core messaging business, in each case until the beginning of the first full quarter following the one-year anniversary of the closing date of such acquisition or divestiture or the initial date such fees were charged; provided that if an acquisition or divestiture closes or such fees are initially charged on the first day of a quarter, such revenue will be included in organic revenue beginning on the one-year anniversary of the closing date of such acquisition or divestiture or the initial date such fees were charged. A2P 10DLC fees are fees imposed by U.S. mobile carriers for A2P SMS messages delivered to its subscribers, and we pass these fees to our messaging customers at cost.

Organic Revenue Y/Y Growth. For the periods presented, Twilio calculates organic revenue growth by dividing (i) organic revenue for the period presented less organic revenue in the corresponding period in the prior year by (ii) organic revenue in the corresponding period in the prior year. If revenue from certain acquisitions, divestitures or A2P 10DLC fees is included in organic revenue in the period presented, then revenue from the same acquisitions, divestitures and A2P 10DLC fees is included in organic revenue in the corresponding period in the prior year for purposes of the denominator in the organic revenue growth calculation. As a result, the denominator used in this calculation will not always equal the organic revenue reported for the prior period.

Operating Metrics
Twilio reviews a number of operational and financial metrics, including Active Customer Accounts and Dollar-Based Net Expansion Rate, to evaluate its business, measure its performance, identify trends affecting its business, formulate business plans and make strategic decisions. These metrics are not based on any standardized industry methodology and are not necessarily calculated in the same manner or comparable to similarly titled measures presented by other companies. Similarly, these metrics may differ from estimates published by third parties or from similarly titled metrics of Twilio’s competitors due to differences in methodology. The numbers that Twilio uses to calculate Active Customer Accounts and Dollar-Based Net Expansion Rate are based on internal data. While these numbers are based on what we believe to be reasonable judgments and estimates for the applicable period of measurement, there are inherent challenges in measuring usage. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy. If investors or analysts do not perceive our metrics to be accurate representations of our business, or if we discover material inaccuracies in our metrics, our reputation, business, results of operations, and financial condition would be harmed.

Active Customer Accounts. Twilio defines an Active Customer Account at the end of any period as an individual account, as identified by a unique account identifier, for which Twilio has recognized at least $5 of revenue in the last month of the period. A single organization may constitute multiple unique Active Customer Accounts if it has multiple account identifiers, each of which is treated as a separate Active Customer Account. Active Customer Accounts excludes customer accounts from Zipwhip, Inc.
Twilio believes that the number of Active Customer Accounts is an important indicator of the growth of its business, the market acceptance of its platform and future revenue trends. Twilio believes that use of its platform by customers at or above the $5 per month threshold is a stronger indicator of potential future engagement than trial usage of its platform or usage at levels below $5 per month.
Dollar-Based Net Expansion Rate. Twilio’s Dollar-Based Net Expansion Rate compares the total revenue from all Active Customer Accounts in a quarter to the same quarter in the prior year. To calculate the Dollar-Based Net Expansion Rate, Twilio first identifies the cohort of Active Customer Accounts that were Active Customer Accounts in the same quarter of the prior year. The Dollar-Based Net Expansion Rate is the quotient obtained by dividing the revenue generated from that cohort in a quarter, by the revenue generated from that same cohort in the corresponding quarter in the prior year. When Twilio calculates Dollar-Based Net Expansion Rate for periods longer than one quarter, it uses the average of the applicable quarterly Dollar-Based Net Expansion Rates for each of the quarters in such period. Revenue from acquisitions does not impact the Dollar-Based Net Expansion Rate calculation until the quarter following the one-year anniversary of the applicable acquisition, unless the acquisition closing date is the first day of a quarter. As a result, for the quarter ended March 31, 2023, our Dollar-Based Net Expansion Rate excludes the contributions from acquisitions made after January 1, 2022.

Twilio believes that measuring Dollar-Based Net Expansion Rate provides a more meaningful indication of the performance of the Company’s efforts to increase revenue from existing customers. Twilio’s ability to drive growth and generate incremental revenue depends, in part, on the Company’s ability to maintain and grow its relationships with existing Active Customer Accounts and to increase their use of the platform. An important way in which Twilio has historically tracked performance in this area is by measuring the Dollar-Based Net Expansion Rate for Active Customer Accounts. Twilio’s Dollar-Based Net Expansion Rate increases when such Active Customer Accounts increase their usage of a product, extend their usage of a product to new applications or adopt a new product. Twilio’s Dollar-Based Net Expansion Rate decreases when such Active Customer Accounts cease or reduce their usage of a product or when Twilio lowers usage prices on a product. As Twilio’s customers grow their businesses and extend the use of Twilio's platform, they sometimes create multiple customer accounts with us for operational or other reasons. As such, when Twilio identifies a significant customer organization (defined as a single customer organization generating more than 1% of revenue in a quarterly reporting period) that has created a new Active Customer Account, this new Active Customer Account is tied to, and revenue from this new Active Customer Account is included with, the original Active Customer Account for the purposes of calculating this metric.
Source: Twilio Inc.

TWILIO INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue	$1,006,564	$875,363
Cost of revenue	515,874	450,292
Gross profit	490,690	425,071
Operating expenses:
Research and development	238,595	240,611
Sales and marketing	259,885	287,906
General and administrative	112,568	114,362
Restructuring costs	121,942	—
Impairment of long-lived assets	21,784	—
Total operating expenses	754,774	642,879
Loss from operations	(264,084)	(217,808)
Other expenses, net:
Share of losses from equity method investment	(30,419)	—
Impairment of strategic investments	(46,154)	—
Other income (expenses), net	8,985	(6,677)
Total other expenses, net	(67,588)	(6,677)
Loss before (provision for) benefit from income taxes	(331,672)	(224,485)
(Provision for) benefit from income taxes	(10,467)	2,858
Net loss attributable to common stockholders	$(342,139)	$(221,627)

Net loss per share attributable to common stockholders, basic and diluted	$(1.84)	$(1.23)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	186,403,349	180,898,713

TWILIO INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of March 31,	As of December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$634,824	$651,752
Short-term marketable securities	3,310,483	3,503,317
Accounts receivable, net	575,664	547,507
Prepaid expenses and other current assets	335,565	281,510
Total current assets	4,856,536	4,984,086
Property and equipment, net	254,062	263,979
Operating right-of-use assets	103,532	121,341
Equity method investment	684,144	699,911
Intangible assets, net	797,699	849,935
Goodwill	5,284,388	5,284,153
Other long-term assets	318,547	360,899
Total assets	$12,298,908	$12,564,304

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$121,157	$124,605
Accrued expenses and other current liabilities	475,871	490,221
Deferred revenue and customer deposits	136,517	139,110
Operating lease liability, current	54,904	54,222
Total current liabilities	788,449	808,158
Operating lease liability, noncurrent	162,114	164,551
Finance lease liability, noncurrent	17,832	21,290
Long-term debt, net	987,769	987,382
Other long-term liabilities	23,878	23,881
Total liabilities	1,980,042	2,005,262
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	186	186
Additional paid-in capital	14,233,590	14,055,853
Accumulated other comprehensive loss	(71,945)	(121,161)
Accumulated deficit	(3,842,965)	(3,375,836)
Total stockholders’ equity	10,318,866	10,559,042
Total liabilities and stockholders’ equity	$12,298,908	$12,564,304

TWILIO INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(342,139)	$(221,627)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	71,393	68,103
Non-cash reduction to the right-of-use asset	8,574	12,415
Net amortization of investment premium and discount	3,515	10,712
Impairment of long-lived assets due to office closures	21,784	—
Stock-based compensation including restructuring	170,799	155,275
Amortization of deferred commissions	17,865	12,626
Value of shares of Class A common stock donated to charity	1,599	4,232
Share of losses from equity method investment	30,419	—
Impairment of strategic investments	46,154	—
Other adjustments	15,367	1,418
Changes in operating assets and liabilities:
Accounts receivable	(35,215)	(19,623)
Prepaid expenses and other current assets	(51,438)	(14,176)
Other long-term assets	(21,481)	(27,399)
Accounts payable	66	1,247
Accrued expenses and restructuring costs	(19,130)	18,148
Deferred revenue and customer deposits	(2,611)	(1,453)
Operating lease liabilities	(13,651)	(13,058)
Other long-term liabilities	264	(4,415)
Net cash used in operating activities	(97,866)	(17,575)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired and other related payments	—	(27,682)
Purchases of marketable securities and other investments	(136,119)	(246,874)
Proceeds from sales and maturities of marketable securities	355,195	442,753
Capitalized software development costs	(9,860)	(10,250)
Purchases of long-lived and intangible assets	(6,751)	(6,980)
Net cash provided by investing activities	202,465	150,967
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of costs related to public offerings	—	(35)
Principal payments on debt and finance leases	(7,353)	(6,520)
Value of equity awards withheld for tax liabilities	(2,456)	(1,065)
Repurchases of shares of Class A common stock and related costs	(114,993)	—
Proceeds from exercises of stock options	3,264	11,727
Net cash (used in) provided by financing activities	(121,538)	4,107
Effect of exchange rate changes on cash, cash equivalents and restricted cash	39	27
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(16,900)	137,526
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	656,078	1,481,831
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period	$639,178	$1,619,357

TWILIO INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
GAAP gross profit	$490,690	$425,071
GAAP gross margin	49%	49%
Non-GAAP adjustments:
Stock-based compensation	5,290	4,521
Amortization of acquired intangibles	29,961	30,636
Payroll taxes related to stock-based compensation	195	—
Non-GAAP gross profit	$526,136	$460,228
Non-GAAP gross margin	52%	53%

GAAP research and development	$238,595	$240,611
Non-GAAP adjustments:
Stock-based compensation	(78,093)	(79,369)
Amortization of acquired intangibles	(420)	(420)
Acquisition and divestiture related expenses	(447)	—
Payroll taxes related to stock-based compensation	(2,870)	(6,178)
Non-GAAP research and development	$156,765	$154,644
Non-GAAP research and development as % of revenue	16%	18%

GAAP sales and marketing	$259,885	$287,906
Non-GAAP adjustments:
Stock-based compensation	(48,129)	(47,586)
Amortization of acquired intangibles	(20,393)	(20,403)
Acquisition and divestiture related expenses	(1,058)	—
Payroll taxes related to stock-based compensation	(1,478)	(3,830)
Non-GAAP sales and marketing	$188,827	$216,087
Non-GAAP sales and marketing as % of revenue	19%	25%

GAAP general and administrative	$112,568	$114,362
Non-GAAP adjustments:
Stock-based compensation	(28,954)	(23,799)
Amortization of acquired intangibles	—	(7)
Acquisition and divestiture related expenses	(730)	(660)
Loss on net assets held for sale	(3,824)	—
Payroll taxes related to stock-based compensation	(704)	(1,210)
Charitable contribution	(1,599)	(4,232)
Non-GAAP general and administrative	$76,757	$84,454
Non-GAAP general and administrative as % of revenue	8%	10%

TWILIO INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
GAAP loss from operations	$(264,084)	$(217,808)
GAAP operating margin	(26)%	(25)%
Non-GAAP adjustments:
Stock-based compensation	160,466	155,275
Amortization of acquired intangibles	50,774	51,466
Acquisition and divestiture related expenses	2,235	660
Loss on net assets held for sale	3,824	—
Payroll taxes related to stock-based compensation	5,247	11,218
Charitable contribution	1,599	4,232
Restructuring costs	121,942	—
Impairment of long-lived assets	21,784	—
Non-GAAP operating income	$103,787	$5,043
Non-GAAP operating margin	10%	1%

GAAP net loss attributable to common stockholders	$(342,139)	$(221,627)
Non-GAAP adjustments:
Stock-based compensation	160,466	155,275
Amortization of acquired intangibles	50,774	51,466
Acquisition and divestiture related expenses	2,235	660
Loss on net assets held for sale	3,824	—
Payroll taxes related to stock-based compensation	5,247	11,218
Accretion of debt discount and issuance costs	387	338
Income tax benefit related to acquisition	(384)	(1,137)
Provision of income tax effects related to non-GAAP adjustments	(14,044)	—
Charitable contribution	1,599	4,232
Share of losses of equity method investee	30,419	—
Restructuring costs	121,942	—
Impairment of long-lived assets	21,784	—
Impairment of strategic investments	46,154	—
Non-GAAP net income attributable to common stockholders	$88,264	$425
Non-GAAP net income attributable to common stockholders as % of revenue	9%	—%

TWILIO INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
GAAP net loss per share attributable to common stockholders, basic and diluted*	$(1.84)	$(1.23)
Non-GAAP adjustments:
Stock-based compensation	0.85	0.84
Amortization of acquired intangibles	0.27	0.28
Acquisition and divestiture related expenses	0.01	—
Loss on net assets held for sale	0.02	—
Payroll taxes related to stock-based compensation	0.03	0.06
Accretion of debt discount and issuance costs	—	—
Income tax benefit related to acquisition	—	(0.01)
Provision of income tax effects related to non-GAAP adjustments	(0.07)	—
Charitable contribution	0.01	0.02
Share of losses of equity method investee	0.16	—
Restructuring costs	0.65	—
Impairment of long-lived assets	0.12	—
Impairment of strategic investments	0.24	—
Other Dilutive	0.02	0.04
Non-GAAP net income per share attributable to common stockholders, diluted	$0.47	$—

GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic	186,403,349	180,898,713

Weighted Average Diluted Shares Outstanding	2,284,442	3,615,224

Non-GAAP weighted-average shares used to compute Non-GAAP net loss per share attributable to common stockholders, diluted	188,687,791	184,513,937

* Some columns may not add due to rounding

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except percentages)
(Unaudited)

Three Months Ended March 31,
2023
GAAP Revenue	$1,006,564
Acquisition revenue	(2,088)
Organic revenue	$1,004,476
GAAP Revenue Y/Y Growth	15%
Organic Revenue Y/Y Growth	15%[1]

¹ Organic revenue for the three months ended March 31, 2022, when used as the denominator for Y/Y growth for the three months ended March 31, 2023, excludes $0.6 million of acquisition revenue. Revenue for the three months ended March 31, 2022, was $875.4 million.

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